Exhibit 8


                           [COOLEY GODWARD LLP LETTERHEAD]



          December 12, 1996


          STOCKHOLDERS OF HOLLIS-EDEN, INC.

          Dear Sir or Madam:

          This opinion is being delivered to you in connection with the filing of a Registration Statement on Form S-4 with the Securities and Exchange Commission in connection with the Agreement and Plan of Merger dated as of November 1, 1996 (the "Agreement") by and among Initial Acquisition Corp., a Delaware corporation ("Acquiror"), Hollis-Eden, Inc., a Delaware corporation ("Target"), and certain stockholders of Target. Pursuant to the Agreement, Target will merge with and into Acquiror.

          Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement or in letters delivered to us by Acquiror and Target containing certain representations of Acquiror and Target, copies of which are attached as Exhibits hereto. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

               (a)  the Agreement;

               (b) the Registration Statement of Form S-4 filed by Acquiror with the Securities and Exchange Commission relating to the Merger (the "Registration Statement");

               (c) Continuity of Interest Certificates from certain Target stockholders (the "Continuity of Interest Certificates");

               (d) A tax representation letter dated December 12, 1996 addressed to us signed by an authorized officer of Acquiror and delivered to us from Acquiror in the form attached hereto as Exhibit A and incorporated hereby by reference;

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          STOCKHOLDERS OF HOLLIS-EDEN, INC.
          December 12, 1996
          Page 2


               (e) A tax representation letter dated December 12, 1996 addressed to us signed by an authorized officer of Target and delivered to us from Target in the form attached hereto as Exhibit A and incorporated hereby by reference;

               (f) such other instruments and documents related to the formation, organization and operation of Acquiror and Target and related to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon), without any independent investigation or review thereof that:

               1. Original documents (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

               2. All representations, warranties and statements made or agreed to by Acquiror, Target and the Target stockholders, including but not limited to, those set forth in the Agreement (including all exhibits and schedules attached thereto), the tax representation letters attached hereto and the Continuity of Interest Certificates, are and will be true and accurate at all relevant times;

               3. All covenants contained in the Agreements (including all exhibits thereto), the tax representation letters attached hereto and the Continuity of Interest Certificates will be performed without waiver or breach of any material provision thereof; and

               4. The continuity of interest requirement as specified in Treas. Reg Section 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions will be satisfied.

          Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, our opinion is that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto, the Merger of Target with and into Acquiror, with Acquiror surviving the Merger, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

          Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could be

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          STOCKHOLDERS OF HOLLIS-EDEN, INC.
          December 12, 1996
          Page 3


          changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the federal income tax laws.

          Our opinion concerning certain of the federal tax consequences of the Merger is limited to the specific federal tax consequence presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the federal income tax attributes of Target or Acquiror (including, without limitation, foreign tax credits or net operating loss carryforwards, if any of Target or Acquiror); (ii) any transaction in which Target capital stock is acquired or Acquiror common stock is disposed;
          (iii) the potential application of the "disqualifying disposition" rules of Section 421 to dispositions of Target common stock; (iv) the effects of the Merger and Acquiror's assumption of outstanding options to acquire Target common stock on the holders of such options under any Target employee stock option or stock purchase plan; (v) the effects of the Merger on any Target stockholder who pursuant to the Merger exchanges Target stock that was acquired subject to the provision of
          Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; (vii) the application of the collapsible corporation provisions of Section 341 of the Code to Acquiror or Target as a result of the Merger; (viii) the effects on any Target stockholder who exchanges Target Warrants for Merger Warrants; and (ix) the effects on any Acquiror stockholder who receives a distribution of Additional Merger Shares.

          In addition, we have reviewed the discussion contained in the Joint Proxy Statement included in the Registration Statement under "THE MERGER Certain Federal Income Tax Consequences" (the "Tax Discussion") and we believe that, subject to the qualifications and limitations in the Tax Discussion, the matters stated in the Tax Discussion, to the extent they present matters of law or legal conclusions, are fairly presented.

          This opinion is being delivered solely in connection with the filing of the Registration Statement. It may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

          We consent to the reference to our firm under the caption "The Merger Certain Federal Income Tax Consequences" included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

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          STOCKHOLDERS OF HOLLIS-EDEN, INC.
          December 12, 1996
          Page 4

          Very truly yours,

          Cooley Godward LLP



          By: /s/ Susan Cooper Philpot
             -------------------------------
               Susan Cooper Philpot



          Attachments:

          Exhibit A -    A representation letter dated December 12, 1996
                         addressed to us signed by authorized officers of Acquiror.

          Exhibit B -    A representation letter dated December 12, 1996
                         addressed to us signed by authorized officers of Target.